Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2019 AND
FULL-YEAR 2019 FINANCIAL RESULTS

Fourth quarter revenue of $772 million, up 8% year-over-year and up 9% when adjusted for foreign exchange*

Cloud Security Solutions revenue grew 29% year-over-year

GAAP EPS of $0.73, up 28% year-over-year, and non-GAAP EPS* of $1.23, up 15% year-over-year

CAMBRIDGE, Mass. – February 11, 2020 – Akamai Technologies, Inc. (NASDAQ: AKAM), the intelligent edge platform for securing and delivering digital experiences, today reported financial results for the fourth quarter and full-year ended December 31, 2019.

"We were very pleased with our 2019 performance. Both revenue and earnings exceeded our expectations due to the rapid growth of our cloud security business, robust seasonal traffic on our network and our continued focus on operational excellence," said Dr. Tom Leighton, Chief Executive Officer of Akamai. “As a result, we achieved another year of strong revenue growth and operating margin expansion, and we believe that we are well-positioned to achieve our 30% non-GAAP operating margin goal in 2020, as we continue to invest in innovation and new products to drive future growth."

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2019:

Revenue: Revenue for the fourth quarter was $772 million, an 8% increase over fourth quarter 2018 revenue of $713 million and a 9% increase when adjusted for foreign exchange.* Total revenue for 2019 was $2.894 billion compared to $2.714 billion for 2018, up 7% year-over-year and up 8% when adjusted for foreign exchange.*

Revenue by Division(1):

•
Web Division revenue for the fourth quarter was $420 million, up 9% year-over-year and when adjusted for foreign exchange.* Web Division revenue for 2019 was $1.566 billion, up 8% year-over-year and up 9% when adjusted for foreign exchange.*

•
Media and Carrier Division revenue for the fourth quarter was $353 million, up 8% year-over-year and when adjusted for foreign exchange.* Media and Carrier Division revenue for 2019 was $1.327 billion, up 5% year-over-year and up 6% when adjusted for foreign exchange.*

Revenue from Cloud Security Solutions(2):

•
Cloud Security Solutions revenue for the fourth quarter was $238 million, up 29% year-over-year and when adjusted for foreign exchange.* Cloud Security Solutions revenue for 2019 was $849 million, up 29% year-over-year and up 30% when adjusted for foreign exchange.*

Revenue from Internet Platform Customers(3):

•
Revenue from Internet Platform Customers for the fourth quarter was $52 million, up 20% year-over-year and when adjusted for foreign exchange.* Internet Platform Customers revenue for 2019 was $189 million, up 8% year-over-year and when adjusted for foreign exchange.*

•
Revenue excluding Internet Platform Customers for the fourth quarter was $720 million, up 7% year-over-year and up 8% when adjusted for foreign exchange.* Revenue excluding Internet Platform Customers for 2019 was $2.704 billion, up 6% year-over-year and up 8% when adjusted for foreign exchange.*

Revenue by Geography:

•	U.S. revenue for the fourth quarter was $446 million, up 3% year-over-year. U.S. revenue for 2019 was $1.694 billion, up 1% year-over-year.

•
International revenue for the fourth quarter was $326 million, up 17% year-over-year and up 18% when adjusted for foreign exchange.* International revenue for 2019 was $1.199 billion, up 16% year-over-year and up 20% when adjusted for foreign exchange.*

2019 items: Effective January 1, 2019, the expected average useful life of our network assets, primarily servers, increased from four years to five years, due to software and hardware initiatives undertaken to manage our global network more efficiently. As a result, fourth quarter year-over-year growth rates for GAAP and non-GAAP income from operations, net income and EPS in the paragraphs below were benefited by $7 million, or $6 million net of tax and $0.04 per share. Full-year growth rates for GAAP and non-GAAP income from operations, net income and EPS in the paragraphs below were benefited by $32 million, or $26 million net of tax and $0.16 per share.

Full-year GAAP growth rates were also impacted by a one-time $50 million endowment to the Akamai Foundation recognized in the second quarter of 2018, which did not recur in 2019.

Income from operations: GAAP income from operations for the fourth quarter was $135 million, a 12% increase from fourth quarter 2018 income from operations of $120 million. GAAP operating margin for the fourth quarter was 18%, up 1 percentage point from the same period last year. GAAP income from operations for 2019 was $549 million, a 51% increase from the prior year's GAAP income from operations of $362 million. Full-year GAAP operating margin was 19%, up 6 percentage points from the same period last year.

Non-GAAP income from operations* for the fourth quarter was $222 million, a 10% increase from fourth quarter 2018 non-GAAP income from operations of $201 million. Non-GAAP operating margin* for the fourth quarter was 29%, up 1 percentage point from the same period last year. Non-GAAP income from operations* for 2019 was $844 million, a 17% increase from the prior year's non-GAAP income from operations of $720 million. Full year non-GAAP operating margin* was 29%, up 2 percentage points from the same period last year.

Net income: GAAP net income for the fourth quarter was $119 million, a 27% increase from fourth quarter 2018 GAAP net income of $94 million. GAAP net income for 2019 was $478 million, a 60% increase from the prior year's GAAP net income of $298 million.

Non-GAAP net income* for the fourth quarter was $202 million, a 15% increase from fourth quarter 2018 non-GAAP net income of $176 million. Non-GAAP net income* for 2019 was $739 million, a 21% increase from the prior year's non-GAAP net income of $612 million.

EPS: GAAP EPS for the fourth quarter was $0.73 per diluted share, a 28% increase from fourth quarter 2018 GAAP EPS of $0.57 and a 29% increase when adjusted for foreign exchange.* GAAP EPS for 2019 was $2.90 per diluted share, a 65% increase from prior year's GAAP EPS of $1.76 per diluted share and a 69% increase when adjusted for foreign exchange.*

Non-GAAP EPS* for the fourth quarter was $1.23 per diluted share, a 15% increase from fourth quarter 2018 non-GAAP EPS of $1.07 and a 16% increase when adjusted for foreign exchange.* Non-GAAP EPS* for 2019 was $4.49 per diluted share, a 24% increase from prior year's non-GAAP EPS of $3.62 per diluted share and a 26% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $319 million, a 6% increase from fourth quarter 2018 Adjusted EBITDA of $301 million. Adjusted EBITDA margin* for the fourth quarter was 41%, down 1 percentage point from the same period last year. Adjusted EBITDA* for 2019 was $1.211 billion, an 11% increase from the prior year's Adjusted EBITDA of $1.092 billion. Adjusted EBITDA margin* was 42%, up 2 percentage points from the same period last year.

Supplemental cash information: Cash from operations for the quarter was $282 million, or 37% of revenue. Cash from operations for 2019 was $1.058 billion, or 37% of revenue. Cash, cash equivalents and marketable securities was $2.4 billion as of December 31, 2019.

Share repurchases: The Company spent $43 million in the fourth quarter to repurchase 0.5 million shares of its common stock at an average price of $88.48 per share. For the full-year, the Company spent $335 million to repurchase 4.0 million shares of its common stock at an average price of $82.90 per share. The Company had 162 million shares of common stock outstanding as of December 31, 2019.

*	See Use of Non-GAAP Financial Measures below for definitions

(1)    Revenue by Division – A customer-focused reporting view that reflects revenue from customers that are managed by the division

(2)	Revenue from Cloud Security Solutions – A product-focused reporting view that reflects revenue from Cloud Security Solutions separately from all other solution categories

(3)	Revenue from Internet Platform Customers – Revenue from six customers that are large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 7619277. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 7619277. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai secures and delivers digital experiences for the world’s largest companies. Akamai’s intelligent edge platform surrounds everything, from the enterprise to the cloud, so customers and their businesses can be fast, smart and secure. Top brands globally rely on Akamai to help them realize competitive advantage through agile solutions that extend the power of their multi-cloud architectures. Akamai keeps decisions, apps and experiences closer to users than anyone – and attacks and threats far away. Akamai’s portfolio of edge security, web and mobile performance, enterprise access and video delivery solutions is supported by unmatched customer service, analytics and 24/7/365 monitoring. To learn why the world’s top brands trust Akamai, visit www.akamai.com, blogs.akamai.com, or @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2019 (1)	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$543,745	$1,036,455
Marketable securities	993,249	855,650
Accounts receivable, net	551,943	479,889
Prepaid expenses and other current assets	142,676	163,360
Total current assets	2,231,613	2,535,354
Marketable securities	835,384	209,066
Property and equipment, net	1,152,153	910,618
Operating lease right-of-use assets	758,450	—
Acquired intangible assets, net	179,431	168,348
Goodwill	1,600,265	1,487,404
Deferred income tax assets	76,528	34,913
Other assets	173,062	116,067
Total assets	$7,006,886	$5,461,770
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$138,946	$99,089
Accrued expenses	334,861	328,304
Deferred revenue	71,223	69,083
Convertible senior notes	—	686,552
Operating lease liabilities	139,463	—
Other current liabilities	8,843	27,681
Total current liabilities	693,336	1,210,709
Deferred revenue	4,368	4,557
Deferred income tax liabilities	29,187	19,624
Convertible senior notes	1,839,791	874,080
Operating lease liabilities	692,181	—
Other liabilities	90,065	160,940
Total liabilities	3,348,928	2,269,910
Total stockholders’ equity	3,657,958	3,191,860
Total liabilities and stockholders’ equity	$7,006,886	$5,461,770

(1) On January 1, 2019, Akamai adopted the new lease accounting standard on a modified retrospective basis by applying the new standard to its lease portfolio as of January 1, 2019, while continuing to apply legacy guidance in the comparative periods. Adoption of the standard required Akamai to record right-of-use assets and lease liabilities for its operating leases related to real estate and co-location arrangements. The adoption of the standard also resulted in elimination of related accrued expenses and deferred rent liabilities, as of January 1, 2019, that are now included in the new lease balances.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue	$772,123	$709,912	$713,363	$2,893,617	$2,714,474
Costs and operating expenses:
Cost of revenue (1) (2)	257,750	246,938	243,927	987,624	953,485
Research and development (1)	68,898	64,887	60,342	261,365	246,165
Sales and marketing (1)	140,243	122,258	137,797	523,883	517,353
General and administrative (1) (2)	149,926	123,216	129,565	516,093	574,067
Amortization of acquired intangible assets	9,710	9,624	8,292	38,581	33,311
Restructuring charge (benefit)	10,274	(300)	13,152	17,153	27,594
Total costs and operating expenses	636,801	566,623	593,075	2,344,699	2,351,975
Income from operations	135,322	143,289	120,288	548,918	362,499
Interest income	11,402	7,908	7,308	34,355	26,940
Interest expense	(16,675)	(12,127)	(14,582)	(49,364)	(43,202)
Other (expense) income, net	(609)	(752)	59	(1,428)	(3,148)
Income before (provision) benefit for income taxes	129,440	138,318	113,073	532,481	343,089
(Provision) benefit for income taxes	(10,632)	960	(19,058)	(53,350)	(44,716)
Income (loss) from equity method investment	292	(1,388)	—	(1,096)	—
Net income	$119,100	$137,890	$94,015	$478,035	$298,373

Net income per share:
Basic	$0.74	$0.85	$0.58	$2.94	$1.78
Diluted	$0.73	$0.84	$0.57	$2.90	$1.76

Shares used in per share calculations:
Basic	161,737	162,445	162,958	162,706	167,312
Diluted	163,930	164,558	164,540	164,573	169,188

(1)	Includes stock-based compensation (see supplemental table for figures)

(2)	Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$119,100	$137,890	$94,015	$478,035	$298,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,800	110,604	116,294	440,674	434,520
Stock-based compensation	46,878	46,815	44,998	187,140	183,813
(Benefit) provision for deferred income taxes	(23,648)	(27)	(10,567)	933	2,339
Amortization of debt discount and issuance costs	15,096	11,133	14,114	45,857	41,958
Restructuring-related software charges	3,784	—	2,122	3,784	4,940
Other non-cash reconciling items, net	966	2,598	2,718	4,744	12,078
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(26,327)	(17)	(16,834)	(64,471)	(30,445)
Prepaid expenses and other current assets	23,352	11,624	(2,048)	11,689	(4,132)
Accounts payable and accrued expenses	38,210	23,348	34,317	8,769	42,238
Deferred revenue	(30,261)	(11,259)	(24,846)	(13,547)	(919)
Other current liabilities	4,620	(3,111)	7,392	(17,230)	9,422
Other non-current assets and liabilities	(5,430)	(32,213)	24,480	(28,073)	14,142
Net cash provided by operating activities	282,140	297,385	286,155	1,058,304	1,008,327
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(43,920)	—	—	(165,329)	(79)
Cash paid for equity method investment	—	—	—	(36,008)	—
Purchases of property and equipment and capitalization of internal-use software development costs	(133,666)	(152,633)	(117,334)	(562,077)	(405,741)
Purchases of short- and long-term marketable securities	(466,585)	(981,805)	(91,611)	(1,840,148)	(873,697)
Proceeds from sales and maturities of short- and long-term marketable securities	205,903	229,796	380,034	1,085,229	775,050
Other non-current assets and liabilities	(1,496)	(342)	612	399	(2,066)
Net cash (used in) provided by investing activities	(439,764)	(904,984)	171,701	(1,517,934)	(506,533)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes	—	1,135,629	—	1,135,629	1,132,185
Proceeds from the issuance of warrants	—	185,150	—	185,150	119,945
Purchase of note hedge related to convertible senior notes	—	(312,225)	—	(312,225)	(261,740)
Repayment of convertible senior notes	—	—	—	(690,000)	—
Proceeds from the issuance of common stock under stock plans	13,908	14,432	10,111	57,112	62,608
Employee taxes paid related to net share settlement of stock-based awards	(14,150)	(11,160)	(12,160)	(75,266)	(64,305)
Repurchases of common stock	(42,731)	(175,541)	(124,075)	(334,519)	(750,000)
Other non-current assets and liabilities	—	—	—	(1,558)	(5,085)
Net cash (used in) provided by financing activities	(42,973)	836,285	(126,124)	(35,677)	233,608
Effects of exchange rate changes on cash and cash equivalents	5,116	(5,328)	(1,316)	2,466	(12,844)
Net (decrease) increase in cash, cash equivalents and restricted cash	(195,481)	223,358	330,416	(492,841)	722,558
Cash, cash equivalents and restricted cash at beginning of period	739,627	516,269	706,571	1,036,987	314,429
Cash, cash equivalents and restricted cash at end of period	$544,146	$739,627	$1,036,987	$544,146	$1,036,987

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018 (1)	December 31, 2019	December 31, 2018 (1)
Web Division	$419,529	$390,223	$386,268	$1,566,401	$1,448,644
Media and Carrier Division	352,594	319,689	327,095	1,327,216	1,265,830
Total revenue	$772,123	$709,912	$713,363	$2,893,617	$2,714,474
Revenue growth rates year-over-year:
Web Division	9%	9%	9%	8%	11%
Media and Carrier Division	8	2	8	5	7
Total revenue	8%	6%	8%	7%	9%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Web Division	9%	10%	10%	9%	10%
Media and Carrier Division	8	3	9	6	7
Total revenue	9%	7%	10%	8%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM CLOUD SECURITY SOLUTIONS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018 (3)	December 31, 2019	December 31, 2018 (3)
Cloud Security Solutions	$237,913	$215,916	$184,769	$848,733	$658,747
CDN and other solutions	534,210	493,996	528,594	2,044,884	2,055,727
Total revenue	$772,123	$709,912	$713,363	$2,893,617	$2,714,474
Revenue growth rates year-over-year:
Cloud Security Solutions	29%	28%	35%	29%	35%
CDN and other solutions	1	(1)	1	(1)	3
Total revenue	8%	6%	8%	7%	9%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Cloud Security Solutions	29%	29%	37%	30%	35%
CDN and other solutions	1	(1)	2	1	2
Total revenue	9%	7%	10%	8%	9%

(1) As of January 1, 2019, Akamai reassigned some of its customers from the Media and Carrier Division to the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented. As the purchasing patterns and required account expertise of customers change over time, Akamai may reassign a customer's division from one to another.
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) As of January 1, 2019, Akamai updated its methodology for allocating revenue to specific solutions when solutions are sold as a bundle. Revenue amounts were reassigned from CDN and other solutions revenue to Cloud Security Solutions revenue as a result of this change and historical results were revised in order to reflect the most recent allocation methodologies and to provide a comparable view for all periods presented.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue from Internet Platform Customers	$51,927	$44,156	$43,218	$189,428	$174,757
Revenue excluding Internet Platform Customers	720,196	665,756	670,145	2,704,189	2,539,717
Total revenue	$772,123	$709,912	$713,363	$2,893,617	$2,714,474
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	20%	2%	(14)%	8%	(14)%
Revenue excluding Internet Platform Customers	7	6	10	6	11
Total revenue	8%	6%	8%	7%	9%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
Revenue from Internet Platform Customers	20%	2%	(14)%	8%	(14)%
Revenue excluding Internet Platform Customers	8	7	11	8	11
Total revenue	9%	7%	10%	8%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
U.S.	$446,036	$413,116	$434,231	$1,694,211	$1,683,272
International	326,087	296,796	279,132	1,199,406	1,031,202
Total revenue	$772,123	$709,912	$713,363	$2,893,617	$2,714,474
Revenue growth rates year-over-year:
U.S.	3%	—%	2%	1%	3%
International	17	15	20	16	21
Total revenue	8%	6%	8%	7%	9%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1):
U.S.	3%	—%	2%	1%	3%
International	18	18	23	20	20
Total revenue	9%	7%	10%	8%	9%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
General and administrative expenses:
Payroll and related costs	$48,984	$47,892	$43,001	$194,232	$188,635
Stock-based compensation	12,808	12,825	13,269	52,826	53,514
Depreciation and amortization	22,167	19,269	20,273	78,587	80,014
Facilities-related costs	27,196	21,413	22,216	90,674	86,107
(Benefit) provision for doubtful accounts	(414)	623	1,079	1,924	2,672
Acquisition-related costs	726	219	896	1,920	2,868
Legal and stockholder matter costs	10,000	—	—	10,000	23,091
License of patent	—	—	(4,355)	(8,855)	(17,146)
Endowment of Akamai Foundation	—	—	—	—	50,000
Professional fees and other expenses	28,459	20,975	33,186	94,785	104,312
Total general and administrative expenses	$149,926	$123,216	$129,565	$516,093	$574,067

General and administrative expenses–functional(1):
Global functions	$51,416	$47,731	$47,547	$198,077	$197,377
As a percentage of revenue	7%	7%	7%	7%	7%
Infrastructure	88,198	74,643	80,659	307,500	308,915
As a percentage of revenue	11%	11%	11%	11%	11%
Other	10,312	842	1,359	10,516	67,775
Total general and administrative expenses	$149,926	$123,216	$129,565	$516,093	$574,067
As a percentage of revenue	19%	17%	18%	18%	21%

Stock-based compensation:
Cost of revenue	$5,562	$5,555	$5,549	$22,479	$21,892
Research and development	12,742	12,842	11,350	49,685	44,034
Sales and marketing	15,766	15,593	14,830	62,150	64,373
General and administrative	12,808	12,825	13,269	52,826	53,514
Total stock-based compensation	$46,878	$46,815	$44,998	$187,140	$183,813

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs, provision for doubtful accounts, the license of a patent, legal and stockholder matter costs, transformation costs and the endowment to the Akamai Foundation.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Depreciation and amortization:
Network-related depreciation (1)	$34,186	$31,840	$37,592	$125,588	$150,458
Capitalized internal-use software development amortization	41,501	41,842	42,440	165,240	143,752
Other depreciation and amortization	21,703	18,843	19,802	76,827	78,396
Depreciation of property and equipment	97,390	92,525	99,834	367,655	372,606
Capitalized stock-based compensation amortization	7,747	7,500	7,175	30,613	25,237
Capitalized interest expense amortization	953	955	993	3,825	3,366
Amortization of acquired intangible assets	9,710	9,624	8,292	38,581	33,311
Total depreciation and amortization	$115,800	$110,604	$116,294	$440,674	$434,520

Capital expenditures, excluding stock-based compensation and interest expense(2)(3):
Purchases of property and equipment	$122,560	$104,345	$74,262	$406,854	$229,744
Capitalized internal-use software development costs	50,497	49,754	50,920	202,691	198,327
Total capital expenditures, excluding stock-based compensation and interest expense	$173,057	$154,099	$125,182	$609,545	$428,071

End of period statistics:
Number of employees	7,724	7,579	7,519

(1) As of January 1, 2019, due to the software and hardware initiatives undertaken to manage global network more efficiently, Akamai changed the estimated useful life of its network assets, primarily servers, from 4 years to 5 years. This prospective change decreased depreciation expense in 2019, as compared to the comparative periods presented in 2018.
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Income from operations	$135,322	$143,289	$120,288	$548,918	$362,499
GAAP operating margin	18%	20%	17%	19%	13%
Amortization of acquired intangible assets	9,710	9,624	8,292	38,581	33,311
Stock-based compensation	46,878	46,815	44,998	187,140	183,813
Amortization of capitalized stock-based compensation and capitalized interest expense	8,700	8,455	8,168	34,438	28,603
Restructuring charge (benefit)	10,274	(300)	13,152	17,153	27,594
Acquisition-related costs	726	219	896	1,920	2,868
Legal and stockholder matter costs	10,000	—	—	10,000	23,091
Endowment of Akamai Foundation	—	—	—	—	50,000
Transformation costs	—	—	5,178	5,527	7,730
Operating adjustments	86,288	64,813	80,684	294,759	357,010
Non-GAAP income from operations	$221,610	$208,102	$200,972	$843,677	$719,509
Non-GAAP operating margin	29%	29%	28%	29%	27%

Net income	$119,100	$137,890	$94,015	$478,035	$298,373
Operating adjustments (from above)	86,288	64,813	80,684	294,759	357,010
Amortization of debt discount and issuance costs	15,096	11,133	14,114	45,857	41,958
Loss on investments	500	—	—	60	1,481
(Income) loss from equity method investment	(292)	1,388	—	1,096	—
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(19,099)	(34,631)	(12,959)	(80,488)	(86,391)
Non-GAAP net income	$201,593	$180,593	$175,854	$739,319	$612,431

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
GAAP net income per diluted share	$0.73	$0.84	$0.57	$2.90	$1.76
Amortization of acquired intangible assets	0.06	0.06	0.05	0.23	0.20
Stock-based compensation	0.29	0.28	0.27	1.14	1.09
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.05	0.21	0.17
Restructuring charge (benefit)	0.06	—	0.08	0.10	0.16
Acquisition-related costs	—	—	0.01	0.01	0.02
Legal and stockholder matter costs	0.06	—	—	0.06	0.14
Endowment of Akamai Foundation	—	—	—	—	0.30
Transformation costs	—	—	0.03	0.03	0.05
Amortization of debt discount and issuance costs	0.09	0.07	0.09	0.28	0.25
Loss on investments	—	—	—	—	0.01
(Income) loss from equity method investment	—	0.01	—	0.01	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.12)	(0.21)	(0.08)	(0.49)	(0.51)
Non-GAAP net income per diluted share	$1.23	$1.10	$1.07	$4.49	$3.62

Shares used in diluted per share calculations	163,930	164,558	164,540	164,573	169,188

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income	$119,100	$137,890	$94,015	$478,035	$298,373
Interest income	(11,402)	(7,908)	(7,308)	(34,355)	(26,940)
Provision (benefit) for income taxes	10,632	(960)	19,058	53,350	44,716
Depreciation and amortization	97,390	92,525	99,834	367,655	372,606
Amortization of capitalized stock-based compensation and capitalized interest expense	8,700	8,455	8,168	34,438	28,603
Amortization of acquired intangible assets	9,710	9,624	8,292	38,581	33,311
Stock-based compensation	46,878	46,815	44,998	187,140	183,813
Restructuring charge (benefit)	10,274	(300)	13,152	17,153	27,594
Acquisition-related costs	726	219	896	1,920	2,868
Legal and stockholder matter costs	10,000	—	—	10,000	23,091
Endowment of Akamai Foundation	—	—	—	—	50,000
Transformation costs	—	—	5,178	5,527	7,730
Interest expense	16,675	12,127	14,582	49,364	43,202
Loss on investments	500	—	—	60	1,481
(Income) loss from equity method investment	(292)	1,388	—	1,096	—
Other expense (income), net	109	752	(59)	1,368	1,667
Adjusted EBITDA	$319,000	$300,627	$300,806	$1,211,332	$1,092,115
Adjusted EBITDA margin	41%	42%	42%	42%	40%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. In February

2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rates of these convertible senior notes were 3.10%, 4.26% and 3.20%, respectively. This is a result of the debt discounts recorded for the conversion features that are required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The interest expense excluded from Akamai's non-GAAP results is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

•
Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations and ongoing operating performance.

•
Legal and stockholder matter costs – Akamai has incurred losses related to the settlement of legal matters and costs from professional service providers related to a non-routine stockholder matter. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•
Endowment of Akamai Foundation – During the second quarter of 2018, Akamai incurred a charge to endow the Akamai Foundation. Akamai believes excluding this amount from non-GAAP financial measures is useful to investors as this one-time expense is not representative of its core business operations.

•
Transformation costs – Akamai has incurred professional services fees associated with internal transformation programs designed to improve its operating margins and that are part of a planned program intended to significantly change the manner in which business in conducted. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events and activities giving rise to them occur infrequently and are not representative of Akamai's core business operations and ongoing operating performance.

•
Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses of its equity method investment. Akamai excludes such income and losses because it lacks control over the operations of the investment and the related income and losses are not representative of its core business operations.

•
Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; transformation costs; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; transformation costs; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless and until Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; transformation costs; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of Foreign Currency Exchange Rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected revenue growth and margin improvement. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue and manage our expenses as planned; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected; competitive factors; financial impact of completed and potential future acquisitions; and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.